Exhibit 99.2

SEE ID, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025 and 2024

SEE ID, INC. AND SUBSIDIARY

-i-

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current assets:
Cash	$344,902	$721,032
Accounts receivable	5,305	50,264
Inventory	69,876	65,248
Advances to supplier	37,748	33,576
Prepaid expenses	80,548	133,975
Total current assets	538,379	1,004,095
Other assets:
Right-of-use asset	295,650	307,892
Capitalized software development costs	2,039,809	1,761,396
Other noncurrent assets	23,389	23,389
Total other assets	2,358,848	2,092,677
Total assets	$2,897,227	$3,096,772

See accompanying notes to unaudited consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	March 31, 2025 (Unaudited)	December 31, 2024
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$832,879	$770,276
Accrued expenses	11,946	24,219
Accrued interest	160,000	-
Payroll liabilities	179,016	246,720
Deferred revenue, current portion	1,144,774	1,142,643
Bridge loans	1,600,000	-
Lease liability, current portion	52,458	36,225
Total current liabilities	3,981,073	2,220,083
Long-term liabilities:
SAFE agreements	22,746,675	23,334,626
Deferred revenue, net of current portion	1,472,411	1,570,572
Lease liability, net of current portion	265,543	265,413
Total long-term liabilities	24,484,629	25,170,611
Total liabilities	28,465,702	27,390,694
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.001 par value, 200,000,000 shares authorized; 108,975,000 shares issued and outstanding at March 31, 2025 and December 31, 2024	108,975	108,975
Additional paid-in capital	340,371	330,366
Accumulated deficit	(26,017,821)	(24,733,263)
Total stockholders’ deficit	(25,568,475)	(24,293,922)
Total liabilities and stockholders’ deficit	$2,897,227	$3,096,772

See accompanying notes to unaudited consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	Three-months ended March 31,
		2024
	2025	(As Restated)
Sales	$352,498	$78,553
Cost of sales	327,238	3,567
Gross profit	25,260	74,986
Operating expenses:
General and administrative	748,513	853,599
Sales and marketing	484,482	393,966
Research and development	528,526	120,846
Total operating expenses	1,761,521	1,368,411
Loss from operations	(1,736,261)	(1,293,425)
Other income (expense):
Interest expense	(160,000)	-
Change in fair value of SAFE agreements (2024 restated)	611,703	(12,801,955)
Total other income (expense), net	451,703	(12,801,955
Net loss (2024 restated)	$(1,284,558)	$(14,095,380)
Net loss per share:
Basic and diluted	$(0.01)	$(0.13)
Weighted average number of shares:
Basic and diluted	108,975,000	106,758,620

See accompanying notes to unaudited consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Deficit (Unaudited)

Three-months ended March 31, 2025:

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2024	108,975,000	$108,975	$330,366	$(24,733,263)	$(24,293,922)
Stock-based compensation	-	-	10,005	-	10,005
Net loss	-	-	-	(1,284,558)	(1,284,558)
Balances at March 31, 2025	108,975,000	$108,975	$340,371	$(26,017,821)	$(25,568,475)

Three-months ended March 31, 2024 (As Restated):

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2023	108,975,000	$108,975	$133,360	$(3,195,833)	$(2,953,498)
Stock-based compensation	-	-	151,748	-	151,748
Net loss (restated)	-	-	-	(14,095,380)	(14,095,380)
Balances at March 31, 2024	108,975,000	$108,975	$285,108	$(17,291,213)	$(16,897,130)

See accompanying notes to unaudited consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (Unaudited)

	Three-months ended March 31,
		2024
	2025	(As Restated)
Cash flows from operating activities:
Net loss	$(1,284,558)	$(14,095,380)
Adjustments to reconcile net loss to net cash used by operating activities:
Change in fair value of SAFE agreements (2024 restated)	(611,703)	12,801,955
Stock-based compensation	10,005	151,748
Amortization of right-of-use asset	12,242	-
Change in operating assets and liabilities:
Accounts receivable	44,959	(45,370)
Inventory	(4,628)	-
Advances to supplier	(4,172)	-
Prepaid expenses	53,427	140,455
Accounts payable	62,603	218,097
Accrued expenses	(12,273)	(16,757)
Accrued interest	160,000	-
Payroll liabilities	(67,704)	(7,111)
Deferred revenue	(96,030)	-
Lease liabilities	16,363	-
Total adjustments	(436,913)	570,184
Net cash used by operating activities	(1,721,469)	(852,363)
Cash flows used by investing activities:
Capitalized software development costs	(278,413)	(146,780)
Cash flows from financing activities:
Proceeds from issuance of SAFE agreements	23,752	1,500,000
Proceeds from issuance of bridge notes	1,600,000	-
Net cash provided by operating activities	1,623,752	1,500,000
Net (decrease) increase in cash	(376,130)	500,857
Cash, beginning of period	721,032	605,760
Cash, end of period	$344,902	$1,106,617

See accompanying notes to unaudited consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Description of the Business

Nature of Operations:

SEE ID, Inc. dba Dot AI (“SEE ID”) was incorporated in the state of Nevada on December 8, 2020, to help businesses transform their operations by optimizing safety, security and efficiency of operations through real time tracking of resources. Through SEE ID’s extensive research and development initiatives, SEE ID’s main focus includes areas such as Industrial IoT, Indoor & Outdoor tracking with seamless transitions, Passive RFID (including Bluetooth and 5G), Collision Avoidance, real-time locating system, Dolly Management, and related supported software applications.

SEE ID is the developer of an asset tracking platform intended to push the limits of real-time precision-based location technology. SEE ID’s platform leverages the technologies including the patented passive and active RFID tracking solutions, low power edge camera platforms utilizing artificial intelligence, enabling users to give accuracy to all mapping technologies in areas that are troublesome. Through its technological solutions, SEE ID serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing.

SEE ID’s corporate headquarters is in Las Vegas, Nevada and SEE ID has offices in Massachusetts and Maryland.

In July 2024, SEE ID incorporated Dot Works, Inc. (“Dot Works”), a Puerto Rico corporation, as a wholly-owned subsidiary Dot Works, based in Puerto Rico, serves as the primary manufacturing facility for Dot Ai, producing smart hardware devices and embedded technology components used in AI-driven enterprise solutions (ZIM Bridges and Smart Industrial TAGS). Activities include assembly, quality control, and packaging of proprietary systems.

Principles of Consolidation:

The accompanying interim consolidated unaudited financial statements include the accounts of SEE ID and its wholly-owned subsidiary, Dot Works, which are collectively referred to as the “Company” in these consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation.

Basis of Presentation:

The accompanying interim consolidated unaudited financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) consistent with those applied in, and should be read in conjunction with, the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2024. The unaudited consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position at March 31, 2025, and its results of operations and cash flows for the three-months ended March 31, 2025 and 2024, in accordance with US GAAP. The unaudited consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements, as allowed by the relevant U.S. Securities and Exchange Commission rules and regulations; however, the Company believes its disclosures are adequate to ensure the information presented is not misleading.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Revision of Prior Period Financial Statements:

During the three-months ended March 31, 2025, the Company determined it had not appropriately reflected the fair value of the SAFE agreements as of March 31, 2024. This resulted in an understatement of liabilities and accumulated deficit as of March 31, 2024, and an understatement of change in fair value of SAFE agreements for the three-months ended March 31, 2024.

Based on an analysis of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 250, Accounting Changes and Error Corrections (“ASC 250”), Staff Accounting Bulletin 99, Materiality, and Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company determined these errors were immaterial to the previously issued interim financial statements, and as such no restatement was necessary. Correcting prior period financial statements for immaterial errors would not require previously filed reports to be amended.

The effect of the adjustment within the Company’s statement of operations for the three-months ended March 31, 2024 is as follows:

	Three-months ended March 31, 2024
	As previously
	reported	Adjustment	As restated
Change in fair value of SAFE agreements	$129,122	$12,672,833	$12,801,955
Net loss	$1,422,547	$12,672,833	$14,095,380
Net loss per share, basic and diluted	$0.01	$0.12	$0.13

The effect of the adjustment within the Company’s statement of stockholders’ deficit for the three-months ended March 31, 2024 is as follows:

	Three-months ended March 31, 2024
	As previously
	reported	Adjustment	As restated
Net loss	$1,422,547	$12,672,833	$14,095,380
Accumulated deficit	$4,618,380	$12,672,833	$17,291,213
Total stockholders’ deficit	$4,224,297	$12,672,833	$16,897,130

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

The effect of the adjustment within the Company’s statement of cash flows for the three-months ended March 31, 2024 is as follows:

	Three-months ended March 31, 2024
	As previously
	reported	Adjustment	As restated
Net loss	$1,422,547	$12,672,833	$14,095,380
Change in fair value of SAFE agreements	$129,122	$12,672,833	$12,801,955

Going Concern:

The accompanying interim unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred net losses since its inception, and at March 31, 2025 has an accumulated deficit of $26,017,821, cash of $344,902 and a working capital deficiency of $3,442,694. Management anticipates the Company will continue to incur operating losses for the foreseeable future. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development (R&D) activities and meet its obligations on a timely basis. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and commercialize its product.

On March 18, 2024, the Company signed a business combination agreement with ShoulderUp Technology Acquisition Corp. (“SUTA”), a special purpose acquisition company. The Company’s strategic plan includes its business combination with SUTA to assist the Company in its efforts to raise capital and grow its business.

If the Company is unable to obtain necessary funds through its business operations and the proceeds realized through a business combination, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these interim unaudited consolidated financial statements are issued. The accompanying interim unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Risks and Uncertainties:

The Company’s industry is subject to rapid technological change. The introduction of new technologies will continue to have a significant effect on competitive conditions to which the Company is subject. Certain technologies and industry developments may negatively impact the Company’s ability to compete within certain industry segments. If the Company is unable to develop new solutions that provide utility to its customers and provide enhancements and new features for its existing solutions that keep pace with rapid technological and regulatory change, the Company’s revenues and results of operations could be adversely affected.

Since some of the inventory that the Company purchases includes components produced in foreign countries, the Company is subject to certain risks associated with tariffs on imports the government of the United States of America imposes, which could adversely impact the Company’s operations.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates:

The preparation of the Company’s unaudited consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The Company believes judgment is involved in determining capitalized software development costs, the fair value of the SAFE agreements, useful lives of capitalized software development costs, stock-based compensation and the valuation allowance on deferred taxes. The Company bases these estimates on historical and anticipated results, trends, and various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ materially from those estimates and assumptions.

Accounts Receivable:

Accounts receivable are derived from customers located primarily in North America. The Company generally does not require collateral to support customer receivables.

Accounts receivable are reduced by an allowance for credit losses to reserve for potentially uncollectible amounts. The Company evaluates the collectability of its accounts receivable monthly and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for credit losses and deferred revenue, if any. The allowance for credit losses reflects the best estimate of probable losses. The Company writes off accounts receivable when they become uncollectible. No allowance for credit losses was necessary at March 31, 2025 and December 31, 2024.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Inventory:

Inventory consists of raw materials and is valued at the lower of cost or net realizable value (“NRV”), with cost determined by the first-in, first-out method. NRV is determined as the estimated selling price in the ordinary course of business less the estimated selling costs. Valuations are periodically performed by management, and a charge to operations is recorded if the carrying value of the item exceeds its estimated net realizable value. Management also periodically performs a valuation on allowance for excess and obsolete inventory. No valuation allowance was necessary at March 31, 2025 and December 31, 2024.

Advances to supplier are adjusted against the final amounts due upon shipment of the related products to the Company and are expected to be utilized within one year.

Prepaid Expenses:

Prepaid expenses are amounts paid to secure the use of assets or the receipt of services at a future date or continuously over one or more future periods. When the prepaid expenses are consumed, they are charged to expense.

Software Development Costs:

In accordance with FASB ASC Topic 350-40, Intangibles-Goodwill and Other-Internal-Use Software, the Company capitalizes software development costs incurred on new applications or enhancements to applications during the application development phase of software for internal use to provide services to customers. These capitalized costs include certain payroll and payroll-related costs for employees and costs for outside consultants who are directly associated with and who devote time to internal-use software projects. Costs incurred prior to the application development phase and after the market release are expensed as incurred.

Internal-use software is amortized on a straight-line basis over its estimated useful life from the date the project is substantially complete and ready for its intended use. The estimated useful life will be determined based on management’s judgment on how long the core technology and functionality serves internal needs and the customer base. Once projects are substantially complete, management will evaluate the useful lives of these assets and will test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. At March 31, 2025 and 2024, and for the three-months then ended, no projects have been substantially completed and ready for their intended use, and no amortization was recorded in the accompanying consolidated statements of operations.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Impairment of Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. At March 31, 2025 and 2024, and for the three-months then ended, no such indicators of impairment were identified, and accordingly, no impairment losses were recognized.

Leases:

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases (“ASC 842”). The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date of each lease. The lease liability is initially and subsequently recognized based on the present value of the contract’s future lease payments.

Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease costs associated with its short-term leases on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company accounts for each component separately.

Revenue Recognition:

The Company recognizes revenue in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers. The Company primarily recognizes revenue from the delivery of subscription services and related professional services through a hosted cloud (SaaS) environment. Arrangements for services generally have terms of one year or less.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

The subscription service revenue is recognized on a straight-line basis over the contract term. The Company determined a time-based approach is the most appropriate measure of progress because customers simultaneously receive and consume the benefits as they can access the cloud-based software under the contract terms. The Company’s subscription service arrangements are noncancelable and do not contain refund-type provisions. The Company also sells hardware related to its subscription service arrangements. These hardware components are highly integrated with the subscription service and together represent a single performance obligation. Revenues attributable to this combined performance obligation are recognized over time as the services are delivered.

The Company also provides professional services including onboarding (implementation) services, marketing services, and product consulting. These services were evaluated to be distinct and are treated as separate performance obligations from the subscription services. Revenue related to these services are recognized over time as services are performed.

Deferred revenue consists of payments received in advance of satisfaction of a performance obligation and is recognized as the performance obligations are satisfied.

Due to the Company being in the early stages of developing its software as a service (Saas) product, revenues were primarily related to the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business, which is recognized upon acceptance of the feasibility report.

Stock-Based Compensation:

The Company applies FASB ASC 718, Stock Compensation, when recording stock-based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used in the Black-Scholes valuation model are as follows:

Grant Price - The grant price of the issuances is determined based on the estimated fair value of the shares at the date of grant.

Risk-Free Interest Rate - The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at the time of grant.

Expected Lives - Due to the Company’s insufficient history of option activity, management utilizes the simplified approach to estimate the options’ expected term, which represents the period of time that options granted are expected to be outstanding.

Expected Volatility - Determined based on management’s estimate or historical volatilities of comparable companies.

Expected Dividend Yield - Based on current yield at the grant date or the average dividend yield over the historical period. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

The stock-based compensation expense is recognized on a straight-line basis based on the number of awards expected to vest over the requisite service period, and is adjusted to reflect those awards that do ultimately vest with the offsetting credit to additional paid-in capital. For further details regarding stock-based compensation, see Note 7.

Research and Development Costs:

Expenditures related to the research and development of new products and processes are expensed as incurred. Research and development expenses consist primarily of compensation costs and fees paid to consultants and other expenses relating to the development and testing of the Company’s products.

Advertising:

The Company expenses advertising costs as incurred. For the three-months ended March 31, 2025 and 2024, advertising expenses totaled $70,011 and $180,557, respectively.

Income Taxes:

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records valuation allowances against deferred tax assets as deemed necessary.

The Company accounts for the uncertainty in income taxes as prescribed by the minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Fair Value of Financial Instruments:

FASB ASC Topic 820, Fair Value Measurement (“FASB ASC 820”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 - Pricing inputs are unadjusted quoted prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

Level 3 - Pricing inputs are unobservable, supported by little or no market activity, and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

With the exception of the SAFE agreements, at March 31, 2025 and December 31, 2024, the fair value of all of the Company’s financial assets and liabilities approximate carrying value because of the short-term nature of these instruments. The SAFE agreements are carried at estimated fair value, determined by the Company using a probability weighted expected return method. The SAFE agreements are classified within Level 3 of the fair value hierarchy, since their fair values are determined using significant assumptions that are not observable in the market.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants; however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting dates.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Recently Issued Accounting Pronouncements:

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, to enhance disclosures about significant segment expenses for public entities reporting segment information under FASB ASC Topic 280. The amendments require public entities to disclose significant expense categories for each reportable segment, other segment items, the title and position of the chief financial decision-maker, and interim disclosures of certain segment-related information previously required only on an annual basis. The amendments clarify that entities reporting single segments must disclose both the new and existing segment disclosures under FASB ASC Topic 280, and a public entity is permitted to disclose multiple measures of segment profit or loss if certain criteria are met. This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 did not have a significant impact on the Company’s consolidated financial statements. See Note 12 for the required disclosures.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires entities to disclose additional information in specified categories in the reconciliation of the effective tax rate to the statutory rate for federal, state, and foreign income taxes. ASU 2023-09 also requires greater detail about individual reconciling items in the rate reconciliation to the extent the impact of those items exceeds a specified threshold and eliminates certain existing disclosures. In addition to new disclosures associated with the rate reconciliation, the standard requires information pertaining to taxes paid (net of refunds received) to be disaggregated for federal, state, and foreign taxes and further disaggregated for specific jurisdictions to the extent the related amounts exceed a quantitative threshold. The standard will be effective for annual periods in fiscal years beginning after December 15, 2024, and for interim periods for fiscal years beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively, and early adoption is permitted. The Company is continuing to assess the potential impacts of the standard, and it does not expect this pronouncement to have a material effect on its consolidated financial statements, other than the required changes to the income tax disclosures.

Management does not believe any other recently issued, but not yet effective, accounting standards could have a material effect on the Company’s consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 3 - Concentrations

Concentration of Credit Risk Arising From Cash Deposits in Excess of Insured Limits:

The Company maintains a cash balance with a U.S. financial institution, in which the balance exceeds the FDIC insured limit of $250,000. At March 31, 2025 and December 31, 2024, the Company’s cash balance held at the financial institution exceeded the FDIC limit. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Significant Customers:

A significant customer is defined as one from whom at least 10% of revenue is derived. For the three-months ended March 31, 2025, the Company had sales to one customer totaling approximately $348,000, which comprised approximately 99% of total revenues. For the three-months ended March 31, 2024, the Company had sales to one customers totaling approximately $75,000, which comprised approximately 95% of total revenues.

Note 4 - Capitalized Software Development Costs

During the three-months ended March 31, 2025 and 2024, SEE ID capitalized software development costs totaling $278,413 and $146,780, respectively. For the three-months ended March 31, 2025 and 2024, there was no amortization expense recorded on capitalized software development costs as the software was not substantially complete and ready for its intended use.

Note 5 - SAFE Agreements

At March 31, 2025 and December 31, 2024, SEE ID has issued Simple Agreements for Future Equity (the “SAFE agreements”) to investors for proceeds totaling $8,485,217 and $5,716,965, respectively. Under the terms of these SAFE agreements, which have stated discount rates which range from 67% to 80%, the following will happen upon the occurrence of these events (all capitalized terms are as defined in the SAFE agreements):

a) Equity Financing - the SAFE agreements will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price with certain SAFE agreements subject to a post-money valuation cap of $30,000,000.

b) Liquidity Event - the SAFE agreements will automatically be entitled to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consumption of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price.

c) Dissolution Event - the Investor will automatically be entitled to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

None of these events had occurred at March 31, 2025, and the SAFE agreements remained outstanding.

In accordance with FASB ASC 815-40, Contracts in Entity’s Own Equity, the Company determined the SAFE agreements are freestanding financial instruments and accordingly are classified as “liabilities” in the accompanying consolidated balance sheets. The SAFE agreements are carried at estimated fair value determined by the Company using a probability weighted expected return method. During the three-months ended March 31, 2025 and 2024, SEE ID issued additional SAFE agreements to investors totaling $23,752 and $1,500,000, and the change in the fair value of the SAFE agreements was $(611,703) and $12,801,955, respectively.

SAFE agreements activity for the three-months ended March 31, 2025 is as follows:

SAFE agreements at fair value, beginning of period	$23,334,626
Plus: SAFE agreements issued for cash	23,752
Plus (Less): Change in fair value	(611,703)
SAFE agreements at fair value, end of period	$22,746,675

Note 6 - Common Stock

SEE ID is authorized to issue 200,000,000 shares of common stock at $0.001 par value, comprised of (i) 165,000,000 shares of Class A Common Stock (voting) and (ii) 35,000,000 shares of Class B Common Stock (non-voting).

At March 31, 2025 and December 31, 2024, SEE ID had 108,975,000 shares of Class A Common Stock issued and outstanding.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 7 - Equity Incentive Plan

In January 2021, SEE ID adopted the 2021 Equity Inventive Plan (the “Plan”), which provides for grants of awards in the form of incentive stock options, nonqualified stock options, and restricted stock awards to selected employees, directors, and independent contractors of the Company and its affiliates, as defined in the Plan. The aggregate number of shares of SEE ID’s common stock that may be issued under the Plan shall not exceed 57,477,460. The purpose of the Plan is to encourage and enable selected participants to acquire or to increase their holdings of SEE ID’s common stock and other equity-based interests in SEE ID in order to promote a closer identification of their interests with those of the Company and its stockholders. The Plan is administered by the Company’s Board of Directors, which determines the persons to whom awards will be granted, the type of awards to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

Stock Options:

Stock option activity for the three-months ended March 31, 2025, is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (ins years)
Options outstanding at December 31, 2024	25,002,460	$0.009	6.22
Options granted	-
Options exercised	-
Options cancelled	-
Options outstanding at March 31, 2025	25,002,460	$0.009	5.97
Vested (i.e., exercisable) at March 31, 2025	23,020,210	$0.007	6.32

During the three-months ended March 31, 2025 and 2024, SEE ID recognized stock-based compensation relating to stock options totaling $10,005 and $68,141, respectively, which is included in “General and administrative” in the accompanying consolidated statements of operations.

At March 31, 2025, there was a total of approximately $37,000 of unrecognized stock-based compensation cost relating to outstanding stock options, which is expected to be recognized over a weighted-average period of 1.02 years.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Restricted Stock Awards:

During the three-months ended March 31, 2025 and 2024, SEE ID did not grant any restricted stock awards.

At March 31, 2025 and 2024, unvested restricted stock awards granted amounted to zero and 1,770,833, respectively.

During the three-months ended March 31, 2025, SEE ID did not recognize any stock-based compensation relating to restricted stock awards. During the three-months ended March 31, 2024, SEE ID recognized stock-based compensation relating to restricted stock awards totaling $83,607, respectively. Stock-based compensation relating to restricted stock awards is included in “General and administrative” in the accompanying consolidated statements of operations.

At March 31, 2025, there was no unrecognized stock-based compensation costs relating to restricted stock awards.

Note 8 - Net Loss Per Share

Earnings per share accounting requires the presentation of both basic and diluted earnings per share on the face of the statements of operations. The Company’s basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted income per share is computed by including common stock equivalents which includes shares issuable upon the exercise of stock options into common shares, using the treasury stock method. In periods for which the Company reports a net loss, the common stock equivalents are not included, as they would be anti-dilutive.

At March 31, 2025 and 2024, shares of common stock for stock options amounting to 25,002,460 and 24,915,760, respectively, and for unvested restricted stock awards amounting to zero and 1,770,833, respectively, were not included in the calculation of diluted net loss per share because such shares are antidilutive.

Restricted stock awards can be issued to directors, executives or employees of the Company and are subject to time-based vesting. These unvested shares are excluded from the computation of basic loss per share as these shares are not considered outstanding until vested.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 9 - Leases

In June 2024, SEE ID entered into a noncancelable lease agreement for a facility in Bethesda, Maryland. This lease commenced on July 1, 2024, has a term of 63 calendar months, and has an initial base rent of approximately $7,000 that increases annually by three percent. Under the terms of this lease, SEE ID is also responsible for their proportionate share of expenses associated with the facility and its premises.

The components of lease expense were as follows for the three-months ended March 31, 2025:

Operating lease cost (cost resulting from lease payments)	$21,553
Short-term lease cost	33,001
Total lease cost	$54,554

Supplemental cash flow information related to leases is as follows for the three-months ended March 31, 2025:

Operating lease - Operating cash flows (fixed payments)	$21,154
Operating lease - Operating cash flows (liability reduction)	$11,843
Operating lease - Change in ROU asset	$12,242

The following table summarizes the operating lease asset and liabilities recorded at March 31, 2025:

Operating lease right-of-use asset	$295,650
Operating lease liability, current portion	$52,458
Operating lease liability, less current portion	265,543
Total operating lease liabilities	$318,001
Weighted-average remaining operating lease term	4.5 years
Weighted-average operating lease discount rate	11.83%

The following table summarizes future minimum lease commitments at March 31, 2025:

Year ending December 31,
2025 (excluding three months ended March 31, 2025)	$64,732
2026	88,462
2027	91,116
2028	93,850
2029	72,142
Total lease payments	410,302
Less: imputed interest	92,301
Total lease liabilities	$318,001

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

In January 2025, Dot Works entered into a noncancelable lease agreement with an unrelated third-party for a 16,000 square foot facility in Puerto Rico. This lease commenced on February 1, 2025 on a month-to-month basis and then became a long-term lease with an initial term of 5 years on June 1, 2025. The initial base rent is $7.00 per square foot (i.e., $9,333 per month) for the first two years, increasing to $7.50 per square for the third year and increases by 3% annually thereafter. Under the terms of this lease, the Company is also responsible for their own utilities and a proportionate share of the operating expenses of the premises, not to exceed $3.25 per square foot. As this lease was on a month-to-month basis at March 31, 2025, it is considered a short-term lease and, accordingly, no right-of-use assets or lease liabilities have been recorded for this lease in the accompanying consolidated balance sheet.

Note 10 - Related Party Transactions

At March 31, 2025 and December 31, 2024, SEE ID has entered into SAFE agreements with Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, for proceeds totaling $28,833.

In August 2024, SEE ID entered into a $1,500,000 purchase order with Pope Technologies LLC for certain products, hardware, installation, programming, subscription, and training, of which $750,000 has been received by the Company and is reported as deferred revenue at March 31, 2025 and December 31, 2024 in the accompanying consolidated balance sheets. Pope Technologies LLC is owned by a director of the Company.

Effective January 1, 2022, SEE ID entered into a customer agreement with PRB Transportation, LLC, which is owned, in part, by Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, and Jeff Andersen, a stockholder of SEE ID. For the three months ended March 31, 2025 and 2024, revenues recognized from this agreement with PRB Transportation, LLC amounted to $4,338 and $3,519, respectively. As of March 31, 2025 and December 31, 2024, $2,010 and $1,164, respectively, were outstanding from this related party under this agreement and included in “Accounts receivable” in the accompanying consolidated balance sheets.

Beginning on August 1, 2024, SEE ID began subleasing an office/warehouse space in Las Vegas, Nevada from Pope Technologies LLC. The term of this sublease is for one year and the rent is $1,280 per month. Pope Technologies LLC is owned by a director of the Company.

Beginning on March 1, 2024, SEE ID began subleasing an office space in Campo Alegre Manati, Puerto Rico from Enzymatic Holdings Corp. The term of this sublease was for one year and the rent was $1,167 per month, plus a one-third share of the cost of utilities. Enzymatic Holdings Corp., LLC is owned, in part, by certain stockholders of SEE ID. This lease terminated on February 28, 2025, and was not renewed.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 11 - Litigation

The Company may be involved in litigation and claims arising in the ordinary course of business. It is management’s opinion that the outcome of such matters will not have a material adverse effect on the Company’s consolidated financial statements; however, the results of litigation and claims are inherently unpredictable. Regardless of outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Note 12 - Segment Reporting

The Company has a single reportable segment that derives revenues from the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business.

The Company’s chief operating decision-makers (the “CODM”), which are SEE ID’s chief executive officer and chief financial officer, assess performance for the reportable segment and decide how to allocate resources using net income as the primary measure of profitability. The CODM are not regularly provided with specific segment expenses, but focus on revenue, gross profit, and net income/loss. Expense information, including cost of sales, can be easily computed from the provided information. This segment measures of profitability are shown in the consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets.

Note 13 - Bridge Loan Agreements

During the three-months ended March 31, 2025, and subsequent to March 31, 2025, SEE ID entered into the following unsecured bridge loan agreements with lenders totaling $1,600,000 and $1,250,000, respectively, for operational expenses, working capital, or other general corporate purposes. These loans all bear interest at an annual rate of 20% calculated on a 365-day basis and include a minimum interest provision requiring a minimum of 8% or 10% of the principal amount as interest if the loans are repaid prior to their maturity dates, which is six months from their respective effective dates. Accordingly, the Company has recorded accrued interest on the outstanding bridge loan amounts of $160,000 at March 31, 2025. In the event SEE ID is unable to repay these loans by the end of the term, the outstanding principal and accrued interest shall convert into shares of SEE ID at a discount of an additional 10%.

Effective Date	Loan Amount
January 29, 2025*	$1,500,000
March 29, 2025**	100,000
April 9, 2025*	500,000
May 7, 2025*	500,000
June 5, 2025***	250,000
$2,850,000

*

Bridge loans from this investor (who, as discussed below, is also a PIPE investor) had an aggregate principal amount of $2,500,000. At closing of the BCA (as defined in the Business Combination disclosure below) on June 18, 2025, the investor received a cash payment of $293,500, comprised of $250,000 of minimum 10% interest and $43,500 of principal repayment, and a number of shares equivalent to $2,456,500 at a per share price of $4.

**	Aggregate loan principal and minimum 10% interest totaling $110,000 was paid in cash at closing of the BCA on June 18, 2025.

***	Aggregate loan principal and minimum 8% interest totaling $270,000 was paid in cash at closing of the BCA on June 18, 2025.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 14 - Subsequent Events

Bridge Loan Agreements:

In April, May and June 2025, the Company entered into unsecured bridge loan agreements with lenders totaling $1,250,000. These loans have the same terms as the previous bridge loan agreements disclosed in Note 13.

Business Combination:

On June 18, 2025 (the “Closing Date”), SUTA, a Delaware corporation, completed the transactions contemplated by that certain business combination agreement, dated as of March 18, 2024 (the “Business Combination Agreement”), by and among CID Holdco, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of ShoulderUp, ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”) and wholly-owned subsidiary of ShoulderUp, SEE ID Merger Sub, Inc., a Nevada corporation (“SEE ID Merger Sub”) and wholly-owned subsidiary of ShoulderUp, and SEE ID, Inc., a Nevada corporation (“SEE ID”).

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) ShoulderUp Merger Sub, merged with and into ShoulderUp, with ShoulderUp continuing as the surviving company in the merger, and with the security holders of ShoulderUp receiving substantially equivalent securities of Holdings, and (ii) SEE ID Merger Sub, merged with and into SEE ID, with SEE ID continuing as the surviving company in the merger, and with the shareholders of SEE ID receiving shares of Holdings common stock, par value $0.0001 per share (the “Common Shares”)

Pursuant to the terms of the Business Combination Agreement, (i) the holders of shares of SUTA’s common stock (“SUTA Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) received one share of common stock of Holdings (“Holdings Common Stock”) in exchange for each share of SUTA Common Stock held by them, (ii) the holders of each whole warrant to purchase SUTA Class A Common Stock received one warrant to purchase Holdings Common Stock at an exercise price of $11.50 per share, and (iii) 13 million shares of Holdings Common Stock.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

PIPE Investors:

On June 10, 2025, an investor subscribed to 250,000 common shares of Holdings in exchange for $1,000,000.

On June 16, 2025, an investor subscribed to 1,317,750 common shares of Holdings in exchange for $5,271,000. This investor previously extended to the Company bridge loans in the aggregate principal amount of $2,500,000, which was settled at closing of the BCA on June 18, 2025 as discussed in the Bridge Loan Agreements disclosure above. The remaining PIPE commitment of 2,814,500 was paid to the Company at closing at which time 1,317,750 common shares of Holdings were issued to the investor.

On June 17, 2025, an investor subscribed to 1,755,786 common shares of Holdings in exchange for $7,023,143.

Equity Line of Credit:

On June 18, 2025, the Company entered into a share subscription of line of credit agreement (the “ELOC”) New Circle Principle Investments LLC (“New Circle”), under which the Company can access up to fifty million ($50,000,000) in aggregate proceeds. The Company shall pay a commitment fee to the New Circle in the form of shares of common stock of Holding’s with an aggregate market value equal to $350,000, the market value of which shall be determined based on the closing price of such common stock on the date a Form S-1 is declared effective by the SEC. Such Form S-1 is to be filed 60 days after the close of the BCA agreement. No commitment fee payment nor draw down of the ELOC has occurred as of the date of this filing.